Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report for the BancTrust Financial Group, Inc. Employee Savings & Profit Sharing Plan (the "Plan") Form 11-K for the period ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "11-K"), the undersigned hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The 11-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the 11-K fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the plan.

/s/W. Bibb Lamar, Jr.
June 30, 2003	W. Bibb Lamar, Jr.
Date	Chief Executive Officer

/s/F. Michael Johnson
June 30, 2003	F. Michael Johnson
Date	Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.